UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2012

THE NATIONAL SECURITY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18649	63-1020300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street
Elba, Alabama		36323
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(334) 897-2273

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 20, 2012, The National Security Group, Inc. (the Company) reached a settlement agreement in the ongoing Mobile Attic related litigation previously disclosed in its annual and quarterly reports filed with the Securities and Exchange Commission on forms 10-K and 10-Q. The Company and the plaintiff entered into an agreement before the Court to end all outstanding litigation between the parties. The agreement will consist of a structured settlement in which the Company will pay the plaintiff $13 million over 9 years on terms and conditions to be finalized by the parties in the final definitive agreement. The parties have until July 20, 2012, to submit the definitive agreement to the court. The impact of the settlement will be included in the Company's second quarter results and additional details of the final settlement terms will be disclosed upon finalization and submission to the court. While the settlement will have a material impact on second quarter and full year consolidated financial results for 2012, the impact is not expected to significantly alter the operations of our insurance subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The National Security Group, Inc.

Date June 22, 2012	By: /s/ Brian R. McLeod
Brian R. McLeod Chief Financial Officer